Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-195009), and the related Prospectus of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”) of our report dated April 24, 2015, with respect to the consolidated financial statements of Enel Brasil S.A. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ Ernst & Young Auditores Independentes S.S.

Ernst & Young Auditores Independentes S.S.

Rio de Janeiro, RJ – Brazil

April 30, 2015